EXHIBIT 10.15

                           PURCHASE AND SALE AGREEMENT

                                 by and between

                              CB ACQUISITION, INC.,
                              a Georgia corporation

                    and, for purposes of Section 5.2 hereof,
                        TANNER'S RESTAURANT GROUP, INC.,
                            a Texas corporation, and

                        PACIFIC OCEAN RESTAURANTS, INC.,
                            a Nevada corporation, and


                        PACIFIC OCEAN RESTAURANTS, INC.,
                            a California corporation

                                       and

                           CRABBY BOB'S SEAFOOD, INC.
                            a California corporation

                            Dated as of May 11, 1999

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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I ACQUISITION..........................................................1

     Section 1.1 Purchase and Sale.............................................1
     Section 1.2 Purchase Price................................................2
     Section 1.3 The Closing...................................................4


ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS...........................4

     Section 2.1 Representations and Warranties of Seller......................4
     Section 2.2 Representations and Warranties of Purchaser..................17
     Section 2.3 Survival of Representations and Warranties...................18


ARTICLE III COVENANTS                                                         18

     Section 3.1 Covenants Against Disclosure.................................18
     Section 3.2 Access to Information........................................18
     Section 3.3 Interim Period...............................................19
     Section 3.4 Completion of Schedules......................................20
     Section 3.5 Employees and Employee Benefit Matters.......................20
     Section 3.6 Further Assurances...........................................21
     Section 3.7 Additional Financial Statements;
                 Co-operation in Registration.................................21
     Section 3.8 Representations Regarding Registered Shares..................21
     Section 3.9 Release of Shareholder.......................................21
     Section 3.11 Waiver of Bulk Sales Compliance.............................21


ARTICLE IV CONDITIONS PRECEDENT TO OBLIGATIONS................................21

     Section 4.1 Conditions to Obligations of Purchaser.......................22
     Section 4.2 Conditions to Obligations of Seller..........................23


ARTICLE V INDEMNIFICATION.....................................................24

     Section 5.1 Indemnification of Purchaser.................................24
     Section 5.2 Indemnification of Seller....................................25
     Section 5.3 Procedure for Indemnification
                 with Respect to Third-Party Claims...........................25
     Section 5.4 Procedure For Indemnification with
                 Respect to Non-Third Party Claims............................26


ARTICLE VI TERMINATION AND CONDITIONS SUBSEQUENT..............................26

     Section 6.1 Termination..................................................26
     Section 6.2 Effect of Termination........................................27


ARTICLE VII MISCELLANEOUS PROVISIONS..........................................27

     Section 7.1 Notice.......................................................27
     Section 7.2 Entire Agreement.............................................28
     Section 7.3 Binding Effect; Assignment...................................28
     Section 7.4 Expenses of Transaction......................................28
     Section 7.5 Waiver; Consent..............................................28
     Section 7.6 Counterparts.................................................28
     Section 7.7 Severability.................................................28
     Section 7.8 Remedies of the Parties......................................29
     Section 7.9 Governing Law................................................29
     Section 7.10 Arbitration; Attorneys' Fees................................29

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SCHEDULES

    Schedule 1.3 Allocation
    Schedule 2.1(d) Assumed Liabilities
    Schedule 2.1(e) Changes and Events
    Schedule 2.1(f) Inventory
    Schedule 2.1(g)(vi) Taxes
    Schedule 2.1(h)(iii) Severence Payments, et al.
    Schedule 2.1(j) Consents
    Schedule 2.1(k)(i) Licensing Issues
    Schedule 2.1(k)(iii) Intellectual Property
    Schedule 2.1(k)(iv) Third Party Rights
    Schedule 2.1(m)(i) Contracts
    Schedule 2.1(m)(ii) Defaults
    Schedule 2.1(n) Debt
    Schedule 2.1(o) Related Property
    Schedule 2.1(p) Leased Property
    Schedule 2.1(r) Acquired Assets
    Schedule 2.1(v) Title
    Schedule 2.1(x) Litigation
    Schedule 2.1(z) Employment
    Schedule 2.1(dd) Insurance
    Schedule 2.1(ee) Accounts
    Schedule 3.3(a) Required Actions
    Schedule 3.3(b) Prohibited Actions
    Schedule 3.5 Employment Agreement Terms



EXHIBITS


    Exhibit 1.2(b) Form of Note


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                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is dated as of May 11, 1999 by and between CB ACQUISITION, INC., a Georgia corporation ("Purchaser"), and, for purposes of the indemnity provided in Section 5.2 hereof only, TANNER'S RESTAURANT GROUP, INC., a Texas corporation ("Parent"), and PACIFIC OCEAN RESTAURANTS, INC., a Nevada corporation ("POR-NV"), PACIFIC OCEAN RESTAURANTS, INC., a California corporation ("POR-CA"), and CRABBY BOB'S SEAFOOD, INC., a California corporation ("CBS"; POR- NV, POR-CA, and CBS are hereinafter referred to collectively as the "Seller").

     WHEREAS, Seller is engaged in, among other things, the business of operating restaurants known as "Crabby Bob's Seafood Grill" (such business is referred to herein collectively as the "Crabby Bob's Business"); and

     WHEREAS, Purchaser desires to acquire the Crabby Bob's Business and certain assets related to the Crabby Bob's Business and Seller desires to transfer such Crabby Bob's Business and assets to Purchaser in exchange for cash or registered securities of Purchaser and the assumption of certain liabilities of Seller; and

     WHEREAS, Purchaser and Seller desire to enter into this Agreement with the understanding that this Agreement will supersede all prior oral and written agreements between the parties.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   ACQUISITION

     Section 1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase on the Closing Date (as hereinafter defined) from Seller, and Seller agrees to sell, transfer, convey and deliver to Purchaser, all of the Acquired Assets (as hereinafter defined) at the Closing (as hereinafter defined) for the consideration specified below in Section 1.2. As used herein, "Acquired Assets" shall mean all of Seller's right, title and interest in and to the following, whether or not set forth on Schedule 2.1(r) hereto, or on any other Schedule hereto, but only to the extent such assets relate to or arise from the Crabby Bob's Business:

     (a) All real property, including leasehold interests, used in the operation of the Crabby Bob's Business and all improvements thereon;

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     (b) All furniture, fixtures and equipment,  including computers and related software, used in the operation of the Crabby Bob's Business;

     (c) All accounts receivable as of the date of closing free of any bad debt, and all rights of Seller in and to any recoveries or proceeds whatsoever of Seller's lawsuit against the accounting firm of Biller, Archibald et al. referred to in Schedule 2.1(x) hereto;

     (d) All inventory used in the operation of the Crabby Bob's Business;

     (e) All supplier contracts associated with the operation of the Crabby Bob's Business;

     (f) All transferable licenses, permits, franchise agreements and related documents useful or necessary to the operation of the Crabby Bob's Business;

     (g) All intellectual property related to the Crabby Bob's Business, including the right to use the name "Crabby Bob's Seafood Grill";

     (h) All cash or other deposits of whatever kind or nature, including, without limitation, utilities deposits, and all cash-on-hand, petty cash, deposit accounts, bank deposits, and cash equivalents; and

     (i) Such other assets owned by Seller and associated with, related to or connected with the Crabby Bob's Business that Purchaser desires to purchase and which are specifically set forth in this Agreement.

     Section 1.2 Purchase Price.

     (a) Cash Consideration. In consideration for the Acquired Assets, Purchaser shall in full payment for the Acquired Assets, pay an amount equal to Six Hundred Thousand and no/100 Dollars ($600,000.00) (the "Cash Consideration") and will assume and become responsible for the Assumed Liabilities (as hereinafter defined) of Seller, in the respective amounts set forth in Schedule 2.1(d) attached hereto (the Cash Consideration and the assumption of the Assumed Liabilities are hereinafter referred to as the "Purchase Price").

     (b) Note Terms. The Cash Consideration shall be payable by the delivery at Closing of an interest-free promissory note, substantially in the form of
Exhibit 1.2(b) attached hereto and incorporated herein by reference (the "Note"), made by Purchaser in favor of POR-CA, which Note shall be payable, in accordance with its terms, at the Purchaser's sole option, either: (i) in cash, by check or wire transfer, on June 30, 1999 (the "Decision Date"), or (ii) by Purchaser's written agreement, on the Decision Date, to deliver to POR-CA that number of registered shares of the Parent's common stock (the "Common Stock"), the value of which, as determined in the manner described below, is approximately equal to the Cash Consideration upon the date of effectiveness (the "Effective Date"), of a registration statement on Form S-4 (or other appropriate registration statement) to be filed by Purchaser with the Securities and Exchange Commission ("SEC"). In the event Purchaser elects to deliver its written agreement to register and deliver shares of Common Stock as provided in

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subparagraph  (ii) above, the Note shall provide that Purchaser will be required to deliver One Hundred Thousand and no/100 Dollars ($100,000.00) in cash on the Decision Date to POR-CA which amount shall be applied against the principal amount of the Note. The Note shall further provide that, if the Effective Date has not occurred within one hundred twenty (120) days from and after the Decision Date, Seller shall have the option to declare the remaining principal of the Note due and payable in cash. The Note shall provide that fractional shares shall not be issued to POR-CA, and that, for purposes hereof and thereof, the value of each share of the Common Stock shall be deemed to be the arithmetical average of the last "bid" and "ask" quotations by eligible Market Makers for the Common Stock on the OTC Bulletin Board(R) ("OTCBB") for the five
(5) trading days immediately prior to the Effective Date. In the event that no such quotes are available on the OTCBB, the value of the Common Stock shall be determined by Purchaser in a substantially similar manner with reference to such quotation medium or service for the Common Stock as is available on the Effective Date.

     (c) Reservation of Rights. In the event that applicable securities laws make it illegal or inadvisable, in the opinion of Purchaser's legal counsel, to register or issue Common Stock to POR-CA as contemplated hereby, Purchaser shall have the right to fulfill its obligations to issue securities of Parent to POR-CA in payment of the Cash Consideration in such manner, which shall be acceptable to POR-CA, in its reasonable discretion, as will comply with applicable securities laws and, at the same time, yield identical economic benefits to POR-CA.

     (d) Final Determination Date. The Note shall further provide that if, on the date that is one hundred and twenty (120) days after the Effective Date (the "Final Determination Date"), the value of the Common Stock remaining in the hands of POR-CA, determined in the aforesaid manner for the five (5) trading days immediately prior to the Final Determination Date, together with the amount of any cash proceeds realized by POR-CA from the sale of such Common Stock during such period, is less than the Cash Consideration, the Purchaser shall deliver to POR-CA, as full and final payment hereunder and under the Note, cash in an amount equal to any shortfall. In the event that the value of the Common Stock remaining in the hands of POR-CA on the Final Determination Date, valued as aforesaid, together with any cash proceeds realized by POR-CA from the sale of such Common Stock during such period, is greater than the Cash Consideration, POR-CA shall deliver shares of Common Stock equivalent in value to any such overage to Purchaser.

     (e) Assumed Liabilities. Purchaser shall not assume or have any responsibility, with respect to any obligation or liability of Seller not included within the definition of Assumed Liabilities specified below. Seller shall remain liable for all liabilities which are not Assumed Liabilities and shall indemnify Purchaser for any loss, claim, damage, fee, expense, cost, or liability, including, without limitation, reasonable attorneys' fees, expenses, penalties and interest incurred by Purchaser as a result of or related to any such liabilities. As used herein, "Assumed Liabilities" shall mean all liabilities of Seller as set forth on Schedule 2.1(d) attached hereto.

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     Section  1.3 The  Closing.  Subject to  termination  of this  Agreement  as provided in Article VI below, the closing and consummation of the transaction contemplated by this Agreement shall take place in the offices of Purchaser's attorneys on such date as the conditions of closing set forth in Article IV hereof have been satisfied or waived, or such other date as the parties hereto may mutually select (the "Closing Date"), which in no event shall be later than May 31, 1999, unless extended by Purchaser and Seller. The "Closing" shall mean the deliveries to be made by the parties hereto on the Closing Date in accordance with this Agreement, as follows: (i) Seller will deliver to Purchaser the various certificates, instruments and documents referred to in Section 4.1
below;  (ii)  Purchaser  will  deliver  to  Seller  the  various   certificates,
instruments and documents referred to in Section 4.2 below; (iii) Seller will execute, acknowledge (if appropriate), and deliver to Purchaser a bill of sale, assignments of leases, and such other documents and instruments of sale, transfer, conveyance, and assignment as Purchaser and its counsel reasonably may request; (iv) Purchaser will execute, acknowledge (if appropriate), and deliver to Seller (A) assumptions of leases and (B) such other instruments of assumption as Seller and its counsel reasonably may request; and (v) will deliver the consideration specified in Section 1.2 above. The parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 1.3. The acquisition shall be deemed to have become effective as of 12:01 a.m. Eastern Standard Time on the Closing Date.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 2.1 Representations and Warranties of Seller. All representations and warranties of Seller are accurate and material and are being made in order to induce Purchaser to enter into this Agreement. Each representation and warranty made by "Seller" shall be deemed to have been made, jointly and severally, by and as to each of POR-NV, POR-CA, and CBS. Seller hereby represents and warrants to Purchaser that:

     (a) Organization. Each of POR-CA and CBS is a corporation duly organized and validly existing under the laws of the State of California, and POR-NV is a corporation duly organized and validly existing under the laws of the State of Nevada, and has all requisite power and authority to lease, own, and operate its properties and carry on the Crabby Bob's Business and operations and to directly own, lease, and operate its assets. Seller is duly qualified or licensed to do business as a corporation, and is in good standing in its respective state of incorporation and in any other state in which qualification to do business is required.

     (b) Authorization. Seller has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Seller has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement and any other agreements contemplated hereby. This Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms; except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting contracts, creditors' rights and other laws and remedies generally.

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     (c)  Financial  Information.  POR-NV will deliver its audited  consolidated balance sheets and related statements of operations and cash flows at and for the fiscal year ended September 30, 1998 (the "Audited Annual Financial Statement") within ten (10) days after execution of this Agreement, and on the Closing Date will deliver the unaudited statements of operations and cash flows at and for the period from the end of POR-NV's 1998 fiscal year through the Closing Date (the "Unaudited Interim Financial Statements"). On the Closing Date, POR-NV will also deliver an unaudited balance sheet as of the Closing Date (the "Balance Sheet," and together with the Audited Annual Financial Statement and the Unaudited Interim Financial Statements, collectively referred to herein as the "Financial Statements"). The Financial Statements will be prepared in
accordance  with  Generally  Accepted   Accounting   Principles  ("GAAP")  on  a
consistent basis throughout the periods indicated and with each other and will present accurately the financial condition of Seller, on a consolidated basis, as of the respective dates thereof and the results of operations for the periods then ended. All of Seller's general ledgers, books, and records are located at Seller's principal place of business in the State or at the offices of its accountant. Purchaser may, at Purchaser's option, elect to engage, at its own cost and expense, an accounting firm selected by Purchaser and reasonably acceptable to Seller to audit the Unaudited Interim Financial Statements as of the Closing Date.

     (d) Liabilities and Obligations. Schedule 2.1(d) sets forth an accurate list at the date of this Agreement of all Assumed Liabilities, and such list shall be updated as of the Closing Date to include any liabilities related to the Crabby Bob's Business and the Acquired Assets incurred after the date hereof which Purchaser agrees to assume. For each such liability for which the amount is not fixed or is contested, whether in litigation or otherwise, Seller shall provide the following information:

          (i)  a  summary   description  of  the  liability  together  with  the
     following:

               (1) copies of all relevant documentation relating thereto;

               (2) amounts claimed and any other action or relief sought; and

               (3) name of claimant and all other parties to the claim, suit, or proceeding.

          (ii) the name of each court or agency before which such claim, suit, or proceeding is pending;

          (iii) the date such claim, suit, or proceeding was instituted;

          (iv) a reasonable estimate by Seller of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, Seller's best estimate shall for purposes of this Agreement be deemed to be zero.

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     (e) Absence of Certain Changes and Events.  Except as set forth in Schedule
2.1(e) hereto, since the date of the Audited Annual Financial Statements there has not been:

          (i) Any material adverse change in the financial condition, results of operation, assets, liabilities or prospects of Seller or the Crabby Bob's Business, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change;

          (ii) Any transaction relating to or involving Seller, the Crabby Bob's Business, the assets of Seller which was entered into or carried out by Seller other than for fair consideration in the Ordinary Course of Business;

          (iii) Any change by Seller in its accounting or tax practices or procedures;

          (iv) Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of its properties (whether leased or owned), or the assets of Seller, other than sales, leases, or dispositions of goods, materials, or equipment in the ordinary course of business or as contemplated by this Agreement;

          (v) Any event permitting any of the assets or the properties of Seller (whether leased or owned) to be subjected to any pledge, encumbrance, security interest, lien, charge, or claim of any kind whatsoever (direct or indirect) (collectively, "Liens");

          (vi) Any increase in compensation or any adoption of, or increase in, any bonus, incentive compensation, pension, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan, payment or arrangement to, for, or with any employee of Seller, other than certain bonuses paid to Seller's employees and disclosed in writing to Purchaser, and other than any such increases previously agreed to by seller and disclosed to Purchaser in writing;

          (vii) Any payment or distribution of any bonus to, or cancellation of indebtedness owing from, or incurring of any liability relating to any employees, consultants, directors, officers, or agents, or any persons related thereto;

          (viii) Any notice (written or unwritten) from any employee of Seller that such employee has terminated, or intends to terminate, such employee's employment with Seller;

          (ix) Any adverse relationship or condition with suppliers, vendors, or customers of Seller that may have an adverse effect on Seller, the Crabby Bob's Business, or the Acquired Assets;

          (x) Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had an adverse effect on Seller, the properties (whether leased or owned), the Crabby Bob's Business, or the Acquired Assets or any such event which could be expected to have an adverse effect on Seller, the Crabby Bob's Business, or the Acquired Assets;

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          (xi) Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any contract, agreement, license, or other instrument to which Seller is a party and relating to or affecting the Crabby Bob's Business or the Acquired Assets other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business;

          (xii) Any discharge or satisfaction of any lien or payment of any liabilities, other than in the ordinary course of business related to the Crabby Bob's Business or the Acquired Assets;

          (xiii) Any waiver of any rights of substantial value by Seller, other than waivers having no material adverse effect on Seller;

          (xiv) Any work interruptions, labor grievances or claims filed, proposed law or regulation or any event of any character, materially adversely affecting the Crabby Bob's Business or future prospects of Seller;

          (xv) Any revaluation by Seller of any of the Acquired Assets; or

          (xvi) To the best knowledge of Seller, any other event or condition of any character which materially adversely affects, or reasonably may be expected to so affect, the Acquired Assets or the Crabby Bob's Business.

     (f) Inventory. Schedule 2.1(f) sets forth the reasonable value of Seller's inventory related to the Crabby Bob's Business (whether located on the premises of Seller, in transit to or from such premises, in other storage facilities, or otherwise) (collectively, the "Inventory"). All Inventory is owned by Seller, including all goods customarily sold and/or rented by Seller in connection with the Crabby Bob's Business, and Seller maintains appropriate records of such inventory. Seller has continued to replenish the Inventory in a normal and customary manner consistent with past practices. Seller has not received written or oral notice that Seller will experience in the future any difficulty in obtaining, in the desired quantity and quality and upon reasonable terms and conditions, the vehicles, materials, supplies, or equipment required for the Crabby Bob's Business.

     (g) Taxes.

          (i) Definitions. For purposes of this Agreement:

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               (1) the term "Taxes" means (A) all federal, state, local, foreign and other net income,  gross income,  gross receipts,  sales,  use, ad
          valorem,  transfer,   franchise,  profits,  license,  lease,  service,
          service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of
          transferee   liability,   of   being  a  member   of  an   affiliated,
          consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

               (2) the term "Returns" means all returns, declarations, reports, statements, claims for refund and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

          (ii) Seller has properly completed and filed on a timely basis (including extensions) and in correct form all Returns related to the Crabby Bob's Business and the Acquired Assets required to be filed on or prior to the Closing Date. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of Seller or any other information required to be shown thereon. The foregoing Returns are not subject to unpaid penalties under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code"), relating to accuracy-related penalties (or any corresponding provision of state, local or foreign Tax law) or any other unpaid penalties.

          (iii) With respect to all amounts in respect of Taxes imposed upon Seller related to the Crabby Bob's Business or the Acquired Assets, or for which Seller is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods ending on or before the Closing Date and portions of periods commencing before the Closing Date and ending after the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by Seller to taxing authorities or others on or before the Closing Date related to the Crabby Bob's Business or the Acquired Assets have been paid, and all such amounts required to be paid by Seller to taxing authorities or others after the Closing which have not been paid are reflected on the Financial Statements of Seller.

          (iv) No notices raising tax issues have been received by Seller from any taxing authority in connection with any of the Returns. No extensions or waivers of statutes of limitations with respect to the Returns have been given by or requested from Seller.

          (v) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Crabby Bob's Business or the Acquired Assets.

          (vi) The real estate and personal property tax assessments for any of the Acquired Assets subject to Taxes to be paid by Seller and the amount of Taxes paid and unpaid in connection therewith are set forth in Schedule 2.1(g)(vi). Seller has paid when due all such Taxes currently due in connection with the Acquired Assets.

          (vii) No assessments for public improvements have been made against any of the Acquired Assets or remain unpaid, including, without limitation, those for construction of sewer or water lines or mains, streets, sidewalks or curbs. There are no public improvements that have been ordered to be made and/or that have not hereto been completed, assessed and paid with respect to any of the Acquired Assets.

     (h) Employee Payments.

          (i) The hours worked by and payments made to Seller's employees have not been in violation in any respect of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters.

          (ii) All payments due from Seller on account of employee health and welfare insurance have been paid or accrued.

          (iii) All severance, sick, or vacation payments by Seller, which are or were due under the terms of any agreement or otherwise have been paid or are described in Schedule 2.1(h)(iii).

     (i) Compliance With Laws. To the best of Seller's knowledge, Seller has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions relating to the Crabby Bob's Business and/or the
Acquired Assets, including, without limitation, those relating to zoning, setback requirements, subdivision, construction, occupancy and operation thereof. Seller has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory bodies necessary to carry on the Crabby Bob's Business and maintain the Acquired Assets, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement to the same extent as if Seller prior to the Closing Date were continuing the Crabby Bob's Business and operations of Seller. There is no order issued, or proceeding pending or, to the best of Seller's knowledge, threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to the Crabby Bob's Business.

     (j) Consents. Except as set forth on Schedule 2.1(j), no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any person, agency or third party, or any federal, state, local, or provincial governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated hereunder.

     (k) Intellectual Property.

          (i) Other than as set forth on Schedule 2.1(k)(i) hereto, Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property (as hereinafter defined) necessary or desirable for the operation of the Crabby Bob's Business of Seller as presently conducted and as presently proposed to be conducted. As used herein, "Intellectual Property" shall mean to the extent related to the Crabby Bob's Business and the Acquired Assets: (1) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof,
     (2) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith,
     (3) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (4) all mask works and all applications, registrations, and renewals in connection therewith, (5) all trade secrets and confidential business information (including all applications, registrations, and renewals in connection therewith), (6) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing the production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (7) all computer software (including data and related documentation), (8) all other proprietary rights, and (9) all copies and tangible embodiments thereof (in whatever form or medium). Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder in connection with the Crabby Bob's Business or the Acquired Assets will be owned or available for use by Purchaser or its subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses related to the Crabby Bob's Business and the Acquired Assets.

          (ii) Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither Seller nor any of Seller's shareholders, directors and officers (and employees with responsibility for Intellectual Property matters) of Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller related to the Crabby Bob's Business or the Acquired Assets.

          (iii) Schedule 2.1(k)(iii) identifies each patent or registration which has been issued to Seller with respect to any of its Intellectual Property related to the Crabby Bob's Business or the Acquired Assets, identifies each pending patent application or application for registration which Seller has made with respect to any of its Intellectual Property related to the Crabby Bob's Business or the Acquired Assets, and identifies each license, agreement, or other permission which Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions) related to the Crabby Bob's Business or the Acquired Assets. Seller has delivered to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permission (as amended to date) and has made available to Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 2.1(k)(iii) also identifies each trade name or unregistered trademark used by Seller in connection with the Crabby Bob's Business and/or the Acquired Assets. With respect to each item of Intellectual Property required to be identified in
     Schedule 2.1(k)(iii):

               (1) Seller possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Seller is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (4) Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Schedule 2.1(k)(iv) identifies each item of Intellectual Property that any third party owns and that Seller uses related to the Crabby Bob's Business or the Acquired Assets pursuant to license, sublicense, agreement, or permission. Seller has delivered to Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permission (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 2.1(k)(iv):

               (1) the license, sublicense, agreement, or permission covering the item is legal valid, binding, enforceable, and in full force and effect;

               (2) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above);

               (3) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default or permit termination, modification, or acceleration thereunder;

               (4) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (5) with respect to each sublicense, the representations and warranties set forth in subsections (iv)(1) through (iv)(4) above are true and correct with respect to the underlying license;

               (6) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (7) no action, suit, proceeding, hearing, investigation,  charge, complaint, claim, or demand is pending or, to the knowledge of Seller is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (8) Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (1)Restrictive Documents or Orders. Seller is not a party to nor bound under any agreement, contract, order, judgment, or decree, or any similar restriction which adversely affects, or reasonably could be expected to adversely affect (i) the continued operation by Purchaser (through its ownership of the Acquired Assets) of the Crabby Bob's Business on and after the Closing Date on substantially the same basis as said business was theretofore operated or (ii) the consummation of the transactions contemplated by this Agreement.

     (m) Contracts and Commitments.

          (i) Schedule 2.1(m)(i) hereto sets forth a list of all material written agreements and contracts, contract rights, licenses, and other executory commitments (written or unwritten) other than purchase and sale orders and quotations related to the Crabby Bob's Business or the Acquired Assets (collectively, the "Contracts") including, without limitation, those contracts with insurance companies, credit companies, governmental agencies, rental agencies, and all others under which Seller is supplied with materials, supplies, or equipment ("Materials") (such suppliers shall be referred to herein as "Suppliers") to which Seller is a party or to which any of the assets of Seller are subject. There are no oral agreements or commitments that would have a material adverse effect on Seller.

          (ii) Seller has performed all of its obligations under the terms of each Contract, and is not in default thereunder, except as described in
     Schedule 2.1(m)(ii). No event or omission has occurred which but for the giving of notice or lapse of time or both would constitute a default by any party thereto under any such Contract. Each such Contract is valid and binding on all parties thereto and in full force and effect, and each Contract will continue to be valid and binding on identical terms following the consummation of the transaction contemplated hereby. Seller has received no written or unwritten notice of default, cancellation, or termination in connection with any such Contract. Seller is not now and has never been a party to any governmental contracts subject to price redetermination or renegotiation.

          (iii) There has not been any notice (written or unwritten) from any Supplier that any such Supplier will not continue to supply the current level and type of Materials currently being provided by such Supplier upon the same terms and conditions.

          (iv) Any agreements with third parties for the management or lease of the Acquired Assets shall be terminated by Seller on or before Closing.

     (n) Debt. Schedule 2.1(n) sets forth a list of all agreements for the incurring of indebtedness for borrowed money related to the Crabby Bob's Business or the Acquired Assets. Other than as set forth on Schedule 2.1(n) hereto, none of the obligations pursuant to such agreements are subject to acceleration by reason of the consummation of the transactions contemplated hereby, nor would the execution of this Agreement or the consummation of the transactions contemplated hereby result in any default under such agreements. Seller has furnished Purchaser with true and correct copies of each such agreement listed in Schedule 2.1(n). Seller is not in default under any of the agreements listed thereon, nor is Seller aware of any event that, with the passage of time, or notice, or both, would result in an event of default thereunder.

     (o) Related Property. Schedule 2.1(o) hereto lists all of Seller's ownership interests related to the Crabby Bob's Business or the Acquired Assets (except for leasehold interests set forth in Schedule 2.1(p)) in real property, machinery, equipment, furniture, fixtures, supplies, computer equipment, printers, copiers, software, telecommunications equipment, miscellaneous supplies, tools, repair and maintenance parts, and fixed assets.

     (p) Leased Properties. Schedule 2.1(p) hereto lists all personal property (including equipment leases) and real property leased by Seller in connection with the Crabby Bob's Business or the Acquired Assets (the "Leased Properties") and the aggregate annual rent or other fees payable under all such leases. Seller has a valid leasehold or ownership interest in all of the Leased Properties, free and clear of any liens or title defects, other than as set forth on Schedule 2.1(p).

     (q) Utilities. If requested by Purchaser, Seller shall provide Purchaser with the following information for the period January 1, 1998 through December 31, 1998: (i) the amount of all utility bills relating to the Acquired Assets, including, without limitation, bills for gas, water, sewer, electricity, cable television and garbage and trash removal; and (ii) the amount of all repairs and maintenance relating to the Acquired Assets.

     (r) Acquired Assets. Upon Closing, each of the Acquired Assets will be in good condition, comparable to in all respects, the condition existing on the date of this Agreement, ordinary wear and tear excepted. Each of the Acquired Assets is set forth and identified on Schedule 2.1(r) hereto. Except as may be disclosed in Schedule 2.1(r), the heating, air conditioning, sewer, plumbing, antennae, and electrical systems in or relating to each of the restaurant buildings and related improvements (collectively, the "Restaurants") which are part of the Acquired Assets are in good working order, the painted walls, window treatments, interior and exterior doors, plumbing, roofs and carpeting of all of such Restaurants are in good repair, ordinary wear and tear excepted, each building is free from damage by termite and insect infestations, and the structural supports and members of each Restaurant are sound and in good repair. There are no latent defects in or to any of the Restaurants or any portion thereof. Upon the request of Purchaser, Seller will provide information in its possession concerning the age of the items described above. Seller shall not remove any items of personal property from any of the Restaurants prior to the Closing, except for the purpose of repair or replacement or in the ordinary course of business, and any such item or its replacement, as the case may be, shall be included in the Acquired Assets.

     (s) Repair Requirements. To the best of Seller's knowledge, there are no outstanding requirements or recommendations by any mortgagee or any insurance company, requiring or recommending any repairs or work to be done on any of the Restaurants.

     (t) No Condemnation Proceedings. To the best of Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings which would adversely affect all or any part of any of the Restaurants.

     (u) Status of Real Property; Environmental Standards. To the best of Seller's knowledge, the present use of each of the Restaurants is in compliance with all applicable zoning ordinances, building codes, fire codes, life safety codes, or health department ordinances pertaining thereto. To the best of Seller's knowledge, each of the Restaurants and the real property on which it is located is in compliance with all federal, state and local laws and ordinances relating to clean air, water, waste disposal, toxic substances and other environmental regulations. Each of the Restaurants is in compliance with all laws and ordinances relating to occupational health and safety. To the best of Seller's knowledge, during the period of Seller's ownership of each of the Restaurants, Seller has not caused or permitted any of the Restaurants or the real property on which it is located to be used, to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances (as hereinafter defined), or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state, and local laws or regulations. To the best of Seller's knowledge, during the period of Seller's ownership of each of the Restaurants, there has been no Release (as hereafter defined) of any Hazardous Substances on or off-site relating to the Restaurants. As used herein, (a) "Hazardous Substances" include any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) as amended, the Clean Water Act (33 U.S.C.

Section 1251, et seq.) as amended, or any other federal, state or local environmental law, ordinance, rule or regulation, and (b) "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping. There has not been incorporated into any of the Restaurants and none of the Restaurants contains, any asbestos products, urea-formaldehyde, and other known building products which may be harmful or injurious to human health or constitute Hazardous Substances.

     (v) Title to the Acquired Assets. Seller has good and marketable title to the Acquired Assets. Except as described in Schedule 2.1(v), Seller owns all of the Acquired Assets free and clear of any lien or title encumbrance.

     (w) Assets. The Acquired Assets include all the assets necessary to operate the Crabby Bob's Business in the same manner as the Crabby Bob's Business was operated by Seller immediately prior to the Closing Date, and none of Seller's shareholders, nor any family member or entity affiliated with Seller's shareholders or any such family member, owns, or has any interest in, any asset used in the operation of Seller.

     (x) Litigation. Except as described in Schedule 2.1(x), none of Seller, Seller's shareholders nor any of Seller's officers or directors is engaged in, or has received any threat of, any litigation, arbitration, investigation, or other proceeding relating to the Crabby Bob's Business, the Acquired Assets, or against or affecting this Agreement, the other agreements contemplated hereby or the actions taken or contemplated in connection herewith and therewith, nor is there any reasonable basis therefor. None of Seller, Seller's shareholders, nor any of Seller's officers or directors is bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person which would or could have a material adverse effect on the Crabby Bob's Business or the Acquired Assets.

     (y) No Conflict or Default. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof and thereof including, without limitation, the consummation of the transactions contemplated hereby will, to the best of Seller's knowledge, violate any statute, regulation, or ordinance of any governmental or administrative authority, or conflict with or result in the breach of any term, condition, or provision of Seller's Articles of Incorporation or Bylaws, as presently in effect, or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which Seller is a party or by which it or any of the Acquired Assets of Seller are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

     (z) Labor Relations.

          (i) There are no labor controversies pending or, to the knowledge of Seller, threatened between Seller and any of its employees (the "Employees") or any labor union or other collective bargaining unit representing any of the Employees.

          (ii) Seller has never entered into a collective bargaining agreement or other labor union contract relating to the Crabby Bob's Business and applicable to the Employees.

          (iii) Except as set forth in Schedule 2.1(z), there are no written employment or separation agreements, or oral employment or separation agreements other than (1) those establishing an "at will" employment relationship between Seller and any of the Employees and which do not provide for any advance notice requirements to terminate an Employee's employment or any severance or salary or benefits continuation obligations on the part of Seller and (2) any unknown future claims for wrongful termination based upon a theory of implied agreements arising out of course of conduct.

     (aa) Brokers' and Finders' Fees/Contractual Limitations. Seller is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement, or in connection with any transactions contemplated hereby. None of Seller's shareholders, Seller, or any officer, director, employee, agent, or representative of Seller (collectively, the "Representatives") is or has been subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits, or restricts Seller or its representatives from negotiating, entering into, and consummating this Agreement and the transactions contemplated hereby.

     (bb) Books and Records. The books and records of Seller to which Purchaser and its accountants and attorneys have been given access are the true books and records of Seller and truly and fairly reflect the underlying facts and transactions in all respects.

     (cc) Complete Disclosure. No representation or warranty by Seller in this Agreement, and no exhibit, schedule, statement, certificate, or other writing furnished to Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby and thereby, contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein and therein not materially misleading. If Seller becomes aware of any fact or circumstance which would change a representation or warranty of Seller, Seller shall immediately give notice of such fact or circumstance to Purchaser. However, such notification shall not relieve Seller of its respective obligations under this Agreement.

     (dd) Insurance. Seller maintains policies of insurance covering the Acquired Assets of Seller, Seller's properties, and The Crabby Bob's Business in types and amounts as set forth in Schedule 2.1(dd). Seller is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated and Seller has not received any written notice of cancellation of any such policies.

     (ee) Accounts Receivable. Schedule 2.1(ee) hereto sets forth all accounts receivable of Seller related to the Crabby Bob's Business and the Acquired Assets ("Accounts Receivable"). Such Schedule 2.1(ee) shall be updated as of the Closing Date and delivered to Purchaser at Closing. Schedule 2.1(ee) shows the aging of Accounts Receivable in amounts due in thirty (30)-day aging categories. All Accounts Receivable represent sales or rentals actually made or services actually performed in the ordinar ) and usual course of Seller's Business. No account receivable is more than 90 days old.

     (ff) Representations and Warranties on the Closing Date. Seller's representations and warranties contained in this Article II shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on such date, except to the extent any such representations and warranties were made as of a specified date, in which case such representations and warranties shall continue on the Closing Date to have been true in all material respects as o such specified date.

     Section 2.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that immediately prior to the time of Closing:

     (a) Organization and Standing. Each of Purchaser and Parent and is a corporation duly organized and validly existing under the laws of the State of Georgia and the State of Texas, respectively, and has all requisite power and authority to lease, own, and operate its properties and carry on its business and operations and to directly own, lease, and operate its assets. Purchaser is a wholly-owned subsidiary of Parent.

     (b) Authorization. Each of Purchaser and Parent has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, including, without limitation, the execution and delivery of this Agreement. Each of Purchaser and Parent has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement. This Agreement constitutes the valid and binding obligation of each of Purchaser and Parent, enforceable in accordance with its respective terms; except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights and remedies generally, and general principles of equity.

     (c) Brokers' and Finders' Fees/Contractual Limitations. Neither Purchaser nor Parent is obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby. None of Purchaser, Parent or any officer, director, employee, agent, or representative of Purchaser or Parent (collectively, the "Purchaser Representatives") is or has been subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits, or restricts Purchaser or the Purchaser Representatives from negotiating, entering into, and consummating this Agreement, and the transactions contemplated hereby.

     (d) Access. Purchaser acknowledges that, to the best of Purchaser's knowledge, Seller has not denied Purchaser access to such of Seller's assets, properties, books, and records as Purchaser has requested to see.

     Section 2.3 Survival of Representations and Warranties. Purchaser's, Parent's and Seller's representations and warranties contained in this Article II shall survive the Closing for a period of two (2) years after the Closing Date.

                                   ARTICLE III

                                    COVENANTS

     Section 3.1 Covenants Against Disclosure.

     (a) The terms and provisions of this Agreement, and any information heretofore disclosed or to be disclosed in the future in connection herewith by any party hereto to any other party, other than information which is in the public domain or which the disclosing party authorizes the receiving party in writing to disclose (such terms, provisions and information herein called the "Confidential Material") shall be treated confidentially by the parties; provided that any party may disclose Confidential Material of another party to the receiving party's employees, accountants, attorneys and advisors who need to know the same (it being understood that they shall be informed by the receiving party of the confidential nature of the Confidential Material, and that the receiving party shall cause them to treat the same confidentially), and otherwise to the extent required by law. The parties acknowledge that remedies at law would be inadequate to enforce the covenants contained in this Section
3.1 and therefore agree that a party aggrieved hereunder may enforce such covenants through the remedy of specific performance or other equitable relief. Should an aggrieved party have cause to seek such relief, no bond shall be required, and the breaching party shall pay all attorney's fees and court costs which the aggrieved party may incur in enforcing the provisions of this Section.

     (b) The parties shall, by mutual agreement, draft a press release for public dissemination. No party shall disseminate (except to the parties to this Agreement) any press release or announcement concerning the transactions contemplated by this Agreement or the parties hereto without the prior written consent of the other party hereto, except as required by law.

     Section 3.2 Access to Information. Through Closing (or such later Closing Date as Purchaser may establish) Seller will give Purchaser and its accountants, legal counsel, and other representatives reasonable access, during normal business hours, at times mutually agreeable among the parties, to all of the properties, books, contracts, commitments, and records relating to the Crabby Bob's Business and the Acquired Assets of Seller and to all officers and managers of Seller, and Seller will furnish to Purchaser, its accountants, legal counsel and other representatives, at Seller's expense (which expense shall not include the costs and fees of Purchaser's accountants, legal counsel, and other representatives), all such information concerning the Crabby Bob's Business or the Acquired Assets of Seller as Purchaser may request.

     Section 3.3 Interim Period.

     (a) During the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, Seller agrees that it will, except as set forth on Schedule 3.3(a):

          (i) carry on the Crabby Bob's Business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

          (ii) perform all of its respective obligations under agreements relating to or affecting the Crabby Bob's Business or the Acquired Assets;

          (iii) keep in full force and effect present insurance policies or other comparable insurance coverage related to the Crabby Bob's Business or the Acquired Assets;

          (iv) use its best efforts to maintain and preserve its business organization intact, retain its respective present key employees, and maintain its respective relationships with Suppliers, and others having business relations with it related to The Crabby Bob's Business or the Acquired Assets;

          (v) maintain compliance with all permits laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies, and similar governmental authorities related to the Crabby Bob's Business or the Acquired Assets;

          (vi) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments related to the Crabby Bob's Business or the Acquired Assets; and

          (vii)  maintain  present  salaries  and  commission   levels  for  all
     officers, directors, employees and agents.

     (b) During the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, Seller agrees that it will not, except as set forth on Schedule 3.3(b):

          (i) enter into any contract or commitment or incur, or agree to incur, any liability or make any capital expenditures related to the Crabby Bob's Business or the Acquired Assets, except in the ordinary course of business consistent with past practice involving amounts less than $2,000;

          (ii) create, assume, or permit to exist mortgage, pledge, or other lien or encumbrance upon any of the Acquired Assets, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary for the conduct of the Crabby Bob's Business, or (2) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or materialmen's, mechanics', workers', repairmen's, employees', or other like liens arising in the ordinary course of business.

          (iii) sell, assign, lease, or otherwise transfer or dispose of any of the Acquired Assets except in the ordinary course of business;

          (iv) merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (v) waive any material rights or claims with respect to the Crabby Bob's Business or the Acquired Assets;

          (vi) commit a material breach of or amend or terminate any material agreement or Permit with respect to the Crabby Bob's Business or the Acquired Assets;

          (vii) enter into any other transaction outside the ordinary course of its business consistent with past business practice or prohibited hereunder with respect to the Crabby Bob's Business or the Acquired Assets; or

          (viii) change its accounts receivable collection practice or factor its accounts receivable in any way.

     Section 3.4 Completion of Schedules. The parties acknowledge that all of the Schedules hereto may not be completed as of the date of execution of this Agreement. Unless otherwise provided herein, all missing or incomplete Schedules shall be compiled and agreed upon by the parties as soon as possible, but in no event later than ten (10) days after execution of this Agreement.

     Section 3.5 Employees and Employee Benefit Matters. Effective as of the Closing Date, Purchaser shall (i) offer employment to each employee listed on
Schedule 3.5 hereto, on terms and conditions substantially the same as currently offered to similarly situated employees of Purchaser and (ii) enter into employment agreements with John M. Creed, as Chief Executive Officer, and Gary Coburn, as Chief Operating Officer, which employment agreements shall contain the terms and conditions set forth on Schedule 3.5 and other such terms and conditions as may be mutually acceptable to the parties thereto.

     Section 3.6 Further Assurances. On or after the Closing Date, each party shall prepare, execute, and deliver, at the preparer's expense, such further instruments, and shall take or cause to be taken such other or further action, as any party shall reasonably request of any other party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of this Agreement.

     Section 3.7 Additional Financial Statements; Co-operation in Registration. In the event that Purchaser determines to pay the Purchase Price on the Decision Date by agreeing to deliver registered shares of Common Stock to Seller in accordance with Section 1.2 hereof, Seller hereby agrees to co-operate with Purchaser in filing with federal and state securities commissioners such registration statements or other filings as are deemed necessary and appropriate by the Purchaser, including, without limitation, by causing to be prepared and delivered to Purchaser, at Seller's expense, such additional financial statements of Seller as Purchaser deems necessary or appropriate to complete such filings.

     Section 3.8 Representations Regarding Registered Shares. In the event that Purchaser determines to pay the Purchase Price on the Decision Date by agreeing to deliver registered shares of Common Stock to Seller in accordance with
Section 1.2 hereof, Purchaser agrees to cause Parent to enter into a purchase agreement with Seller which shall contain usual and customary representations and warranties of Parent in favor of Seller with respect to the Parent and the Common Stock.

     Section 3.9 Release of Shareholder. Purchaser, in cooperation with Seller, hereby agrees to use reasonable commercial efforts, prior to the Closing Date, to obtain the written release of the personal guarantee of at least $200,000.00 of the obligations of Seller under a certain revolving credit facility from Sanwa Bank as identified on Schedule 2.1(d) hereto made by John Creed in favor of Sanwa Bank (the "Release").

     Section 3.10 Waiver of Bulk Sales Compliance. The parties hereto hereby agree to waive compliance with any applicable statutes governing bulk sales or bulk transfers which may otherwise be applicable to the transactions contemplated hereby. Seller expressly agrees to pay all of its trade creditors, as and when due, to the extent that such obligations do not constitute Assumed Liabilities, both before and after the Closing Date and shall indemnify Purchaser as provided in Section 5.1 against any and all liability in respect of any such obligations.

                                   ARTICLE IV

                       CONDITIONS PRECEDENT TO OBLIGATIONS

     Section 4.1 Conditions to Obligations of Purchaser. Each and every obligation of Purchaser to be performed on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the following conditions (unless waived in writing by Purchaser), and Seller shall exercise all reasonable efforts in good faith to satisfy such conditions:

     (a) Representations and Warranties. The representations and warranties of Seller set forth in Section 2.1 of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if such representations and warranties were made as of such date and time.

     (b) Performance of Agreement. All covenants, conditions, and other obligations under this Agreement which are to be performed or complied with by Seller, including Boards of Directors approval and delivery of the Financial Statements, shall have been fully performed and complied with at or prior to the Closing Date.

     (c) No Material Adverse Change. Since the date of the Audited Annual Financial Statements, there shall have occurred no material adverse change in the financial condition, the Crabby Bob's Business, or the Acquired Assets of Seller, which adversely affects the conduct of the Crabby Bob's Business as presently being conducted, the Acquired Assets of Seller, or the financial condition of the Crabby Bob's Business.

     (d) Absence of Governmental or Other Objection. There shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state, or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing Date and any applicable waiting period under any applicable federal law shall have expired.

     (e) Due Diligence Review. Purchaser shall have completed to its reasonable satisfaction its due diligence review of Seller and its operations, the Crabby Bob's Business, the Acquired Assets and financial condition of Seller, and Purchaser shall have received favorable reviews from its advisors of the results of their due diligence review of the Crabby Bob's Business.

     (f) Certificate of Chief Executive Officer. Seller shall have delivered to Purchaser a certificate executed by its Chief Executive Officer, dated the date of the Closing Date, to the effect that the conditions set forth in subsections
(a)-(d) of this Section 4.1 have been satisfied with respect to Seller.

     (g) Approval of Documents. The form and substance of all certificates, instruments, opinions, agreements and other documents delivered or to be delivered to Purchaser under this Agreement shall be reasonably satisfactory to Purchaser and its counsel.

     (h) Licenses. Purchaser shall have received all licenses from all appropriate governmental agencies to operate the Crabby Bob's Business in the same manner as Seller operated the Crabby Bob's Business prior to the Closing Date and shall have received a certificate, duly issued by the appropriate governmental authority in Seller's state of incorporation and in each state in which Seller is authorized to do business, showing that Seller is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for Seller for all periods prior to the Closing have been filed and paid.

     (i) Consents. Purchaser shall have received each and every consent, approval and waiver (if any) required for the execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the consents listed on Schedule 2.1(j) hereto, the approval of Purchaser's Board of Directors, the approval of Seller's Board of Directors and shareholders, and any Hart-Scott-Rodino approvals which may be required.

     (j) Deliveries. Seller shall have delivered to Purchaser executed (i) bills of sale for the Acquired Assets; (ii) assignments of all leases associated with the operation of the Restaurants and/or the Crabby Bob's Business; (iii) consents from all landlords or lessors to the assignment of the leases referenced in the foregoing clause (ii); (iv) assignments of all other contracts, agreements or instruments relating to or constituting Acquired Assets, to the extent assignable after Seller uses commercially reasonable efforts to obtain assignments from third parties related thereto; and (v) all other documents reasonably requested by Purchaser to evidence the transactions contemplated by this Agreement, all in form and substance satisfactory to Purchaser.

     (k) Finova Consent. The Purchaser shall have received a written consent to the transactions contemplated hereby from Finova Mezzanine Capital, Inc. upon terms and subject to conditions satisfactory to Purchaser, in its sole and absolute discretion.

     (l) Remedy of Defaults. Each and every default, violation, or breach of each agreement, instrument, or document of indebtedness listed on Schedule 2.1(n) and Schedule 2.1(m)(ii) hereof shall have been cured, remedied, or waived by the obligee of each such obligation to the full satisfaction of Purchaser, in its sole and absolute discretion.

     (m) Proceedings Dismissed. The Seller shall have delivered to the Purchaser evidence satisfactory to the Purchaser in its sole and absolute discretion, that each of the proceedings listed in Schedule 2.1(x) hereto has been dismissed with prejudice in a final adjudication or otherwise settled to the satisfaction of Purchaser, in its sole and absolute discretion.

     (n) Completion of Schedules. The final Schedules hereto, after completion as provided in Section 3.4 hereof, shall be satisfactory to Purchaser, in its sole and absolute discretion.

     Section 4.2 Conditions to Obligations of Seller. Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Seller), and Purchaser shall exercise all reasonable efforts in good faith to satisfy such conditions:

     (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Section 2.2 of this Agreement shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if such representations and warranties were made as of such date and time.

     (b) Performance of Agreement. All covenants, conditions, and other obligations under this Agreement which are to be performed or complied with by Purchaser, shall have been fully performed and complied with at or prior to the Closing Date.

     (c) Absence of Governmental or Other Objection. There shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state, or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing Date and any applicable waiting period under any applicable federal law shall have expired.

     (d) Certificate of Officers. Purchaser shall have delivered to Seller a certificate executed by its authorized officer, dated the date of the Closing Date, to the effect that the conditions set forth in subsections (a)-(c) of this
Section 4.2 have been satisfied.

     (e) Approval of Documents. The form and substance of all certificates, instruments, opinions, agreements and other documents delivered or to be delivered to Seller under this Agreement shall be reasonably satisfactory to Seller and its counsel.

     (f) Release.  Seller shall have received the Release referred to in Section
3.9 hereof.

                                    ARTICLE V

                                 INDEMNIFICATION

     Section 5.1 Indemnification of Purchaser. Seller hereby agrees to indemnify and hold harmless Purchaser, Parent and their respective affiliates, (collectively the "Indemnified Parties") against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs, and expenses, including, without limitation,
interest,  penalties,   attorneys'  fees,  any  and  all  expenses  incurred  in
investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting from, imposed upon, or incurred or suffered by the Indemnified Parties directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by Seller in this Agreement or any facts or circumstances constituting such an inaccuracy, breach, or nonfulfillment (all of which shall be referred to as "Seller Indemnifiable Claims").

     Section 5.2 Indemnification of Seller. Purchaser and Parent hereby, jointly and severally, agree to indemnify and hold harmless Seller against any and all Damages, asserted against, reasonably resulting from, imposed upon, or incurred or suffered by Seller as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by Purchaser in this Agreement or any facts or circumstances constituting such an inaccuracy, breach, or nonfulfillment (all of which shall be referred to as "Purchaser Indemnifiable Claims").

     Section 5.3  Procedure  for  Indemnification  with  Respect to  Third-Party
Claims.

     (a) If any party hereto determines to seek indemnification (the party seeking such indemnification hereinafter referred to as the "Indemnified Party" and the party against whom such indemnification is sought is hereinafter referred to as the "Indemnifying Party") under this Article V with respect to Seller Indemnifiable Claims where the Indemnified Party is Purchaser or any of its affiliates or Purchaser Indemnifiable Claims where the Indemnified Party is any of Seller (such Claims shall be referred to herein as "Indemnifiable Claims") resulting from the assertion of liability by third parties, the Indemnified Party shall give notice to the Indemnifying Parties within thirty
(30) days of the Indemnified Party becoming aware of any such Indemnifiable Claim or of facts upon which any such Indemnifiable Claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to the Indemnified Party. In case any such liability is asserted against the Indemnified Party or its affiliates, and the Indemnified Party notifies the Indemnifying Parties thereof, the Indemnifying Parties will be entitled, if such Indemnifying Parties so elect by written notice delivered to the Indemnified Party within fifteen (15) days after receiving the Indemnified Party's notice, to assume the defense thereof with counsel satisfactory to the Indemnified Party. Notwithstanding the foregoing, (i) the Indemnified Party or its affiliates shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party or its affiliates shall reasonably determine that there is a conflict of interest between or among the Indemnified Party or its affiliates and any Indemnifying Party with respect to such Indemnifiable Claim, in which case the fees and expenses of such counsel will be borne by such Indemnifying Parties, (ii) the Indemnified Party shall have no obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and (iii) the rights of the Indemnified Party or its affiliates to be indemnified hereunder in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by their failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, such Indemnifying Parties are materially prejudiced thereby; provided, however, the Indemnifying Party shall not be liable for attorneys' fees and expenses incurred by the Indemnified Party prior to the Indemnified Party's giving notice to the Indemnifying Party of an Indemnifiable Claim. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

     (b) In the event that such Indemnifying Parties, within fifteen (15) days after receipt of the aforesaid notice of an Indemnifiable Claim fail to assume the defense of the Indemnified Party or its affiliates against such Indemnifiable Claim, the Indemnified Party or its affiliates shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of such Indemnifying Parties.

     (c) Notwithstanding anything in this Article V to the contrary, (i) if there is a reasonable probability that an Indemnifiable Claim may materially adversely affect the Indemnified Party or its affiliates, the Indemnified Party or its affiliates shall have the right to participate in such defense, compromise, or settlement and such Indemnifying Parties shall not, without the Indemnified Party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Indemnifiable Claim.

     Section 5.4 Procedure For Indemnification with Respect to Non-Third Party Claims. In the event that the Indemnified Party asserts the existence of a claim giving rise to Damages (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Parties. Such written notice shall state that it is being given pursuant to this
Section 5.4, specify the nature and amount of the claim asserted and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If such Indemnifying Parties, within ten (10) days after the mailing of notice by the Indemnified Party, shall not give written notice to the Indemnified Party announcing their intent to contest such assertion of the Indemnified Party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that such Indemnifying Parties contest the assertion of a claim by giving such written notice to the Indemnified Party within said period, then the parties shall act in good faith to reach agreement regarding such claim. If the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten (10) days after notice thereof, such claim will be submitted to and settled by arbitration pursuant to Section 7.10 hereof.

                                   ARTICLE VI

                      TERMINATION AND CONDITIONS SUBSEQUENT

     Section 6.1 Termination.

     (a) At any time prior to the time of Closing, this Agreement may be terminated by express written consent of Purchaser and Seller.

     (b) Purchaser may terminate this Agreement in the event the conditions set forth in Section 4.1 of this Agreement have not been satisfied or waived prior to the time of Closing.

     (c) Seller may terminate this Agreement in the event the conditions set forth in Section 4.2 of this Agreement have not been satisfied or waived prior to the time of Closing.

     (d) Each party's right of termination under this Section 6.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not be an election of remedies. If this Agreement is terminated pursuant to this Section 6.1, all further obligations of the parties under this Agreement shall terminate, except as set forth in Section 6.2; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies shall survive such termination unimpaired.

     Section 6.2 Effect of Termination. In the event of termination as provided in Section 6.1 above, Section 3.1, Article V, Section 7.4 and Section 7.10 shall survive such termination and continue in full force and effect.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     Section 7.1 Notice. All notices and other communications required or permitted under this Agreement shall be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they designate by notice to all other parties in accordance with this Section
7.1.  Any party  delivering  notice to  Purchaser  shall also deliver a copy to:
Philip P. Gura, Esq., Nelson Mullins Riley & Scarborough, L.L.P., First Union Plaza, Suite 1400, 999 Peachtree Street, N.E., Atlanta, Georgia 30309, Facsimile
(404) 817-6194. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee; (iii) in the case of recognized, nationwide overnight air courier, on the next business day following the day sent; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fourth business day following such mailing.

     Section 7.2 Entire Agreement. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

     Section 7.3 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Purchaser, its successors and permitted assigns, and Seller and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by Seller without the prior written consent of Purchaser or its assignees. Purchaser may assign its rights hereunder without the prior written consent of Seller.

     Section 7.4 Expenses of Transaction. Each party shall pay its professional fees and expenses incurred in connection with the negotiation and closing of this Agreement; provided, however, that Purchaser shall pay the expenses of the preparation of Audited Annual Financial Statements up to an amount not to exceed $20,000, and Purchaser shall pay the fees of Seller's counsel, Horwitz & Beam, with respect to work on this transaction only, up to an amount not to exceed $25,000. Purchaser shall pay all applicable sales, income, use, excise, transfer, documentary, and any other taxes arising out of the transactions contemplated herein.

     Section 7.5 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     Section 7.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 7.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 7.8 Remedies of the Parties. Seller acknowledges that, in addition to all other remedies to which Purchaser is entitled, Purchaser shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided Purchaser is not in material default hereunder. The parties also agree that the rights and remedies of each party to this Agreement set forth in this Agreement and in all of the exhibits and schedules attached hereto and documents referred to herein shall be cumulative and shall inure to the benefit of each such party.

     Section 7.9 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Georgia (without regard to its conflicts of laws or principles).

     Section 7.10 Arbitration; Attorneys' Fees.

     (a) The parties agree to use reasonable efforts to resolve any dispute arising out of this Agreement, but should a dispute remain unresolved ten (10) days following notice of the dispute to the other party (but in no event prior to said ten (10) days, except as specifically provided otherwise herein), such dispute shall be finally settled by binding arbitration in Atlanta, Georgia in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the "AAA") or such other mediation or arbitration service as shall be mutually agreeable to the parties, and judgment upon the award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction thereof; provided, however, that any party shall be entitled to appeal a question of law or determination of law to a court of competent jurisdiction; and provided, further, however, that the parties may first seek appropriate injunctive relief prior to, and/or in addition to pursuing negotiation or arbitration. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of the parties, or failing such agreement, an arbitrator appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (ii) depositions of all party witnesses, and
(iii) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the Georgia Code of Civil Procedure and questions of evidence in any hearings shall be resolved in accordance with the Federal Rules of Evidence. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such proceedings.

     (b) In the event of arbitration or litigation filed or instituted between the parties with respect to this Agreement, the prevailing party will be entitled to receive from the other party all costs, damages and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with that action or proceeding whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who may be fairly said by the arbitrator(s) or the court to have prevailed on the major disputed issues.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                           PURCHASER:

                                           CB ACQUISITION, INC.,
                                           a Georgia corporation


                                           By: /s/ Timothy R. Robinson
                                           Name: Timothy R. Robinson
                                           Title: Vice President and
                                           Chief Financial Officer

                                           Address: 5500 Oakbrook Parkway
                                                    Suite 260
                                                    Norcross, Georgia 30093
                                                    Facsimile:  (770) 248-2299


                                           SELLER:

                                           PACIFIC OCEAN RESTAURANTS, INC.,
                                           a Nevada corporation


                                           By: /s/ John M. Creed
                                           Name:
                                           Title:

                                           Address:


                                           Facsimile:


                                           PACIFIC OCEAN RESTAURANTS, INC.,
                                           a California corporation

                                           By: /s/ John M. Creed
                                           Name:
                                           Title:

                                           Address: 34700 Pacific Coast Highway
                                                    Capistrano Beach, California
                                                    92624
                                           Facsimile: (949) 240-2237

                                           CRABBY BOB'S SEAFOOD, INC.,
                                           a California corporation

                                           By: /s/ John M. Creed
                                           Name:
                                           Title:

                                           Address:


                                           Facsimile:

                                           For purposes of the indemnity set
                                           forth in Section 5.2 hereof:


                                           PARENT:

                                           TANNER'S RESTAURANT GROUP, INC.

                                           By: /s/ Timothy R. Robinson
                                           Name: Timothy R. Robinson
                                           Title: Vice President and
                                                  Chief Financial Officer


                                           Address: 5500 Oakbrook Parkway
                                                    Suite 260
                                                    Norcross, Georgia 30093
                                                    Facsimile:  (770) 248-2299